Exhibit 99.1

CVR ENERGY TO BEGIN A REGULAR QUARTERLY

CASH DIVIDEND OF $0.08 PER SHARE

BOARD ALSO ANNOUNCES INTENT TO SELL A PORTION OF CVR PARTNERS INVESTMENT

SUGAR LAND, Texas (Feb. 13, 2012) – CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and a majority owner of CVR Partners, LP (NYSE:UAN), a nitrogen fertilizer producer, announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.08 per common share, the first of which will be paid following the end of the company’s first quarter on a date to be set by the Board. The Board reached its decision to initiate a regular quarterly dividend after an extensive review of the company’s financial performance and confidence in its future prospects and believes it is consistent with its continuing commitment to deliver long-term value for shareholders.

As part of that commitment, the Board also intends to sell a portion of the company’s investment in CVR Partners to pay for a special dividend to shareholders and strengthen the company’s balance sheet. The Board believes that a sale of a portion of the company’s interest offers the best opportunity to deliver significant value to shareholders in a reasonable time frame with minimal execution risk or structural impediments. The size, time and manner of the sale will be disclosed when the transaction is implemented.

“Given the projected cash generation of our refining business, the distributions we receive from our ownership in CVR Partners and our strong financial position, our Board determined after careful review of all its strategic options that it was appropriate to return a meaningful amount of cash to our shareholders. We intend to introduce a regular quarterly cash dividend that is in-line with our refining peers and a special dividend funded from the sale of a portion of our interest in CVR Partners,” said Jack Lipinski, chief executive officer of CVR Energy. “We are proud of our performance, confident in our prospects and look forward to continuing our long-term strategy of providing outstanding returns for our shareholders.”

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,

as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2010, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses operate independent refining assets in Coffeyville, Kan., and Wynnewood, Okla., with more than185,000 barrels per day of processing capacity, a marketing network for supplying high value transportation fuels to customers through tanker trucks and pipeline terminals, and a crude oil gathering system serving central Kansas, Oklahoma, western Missouri and southwest Nebraska. In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.

For further information, please contact:

Investor Relations: Ed Morgan CVR Energy, Inc. 281-207-3388 or Jay Finks CVR Energy, Inc. 281-207-3588 InvestorRelations@CVREnergy.com	Media Relations: Steve Eames CVR Energy, Inc. 281-207-3550 MediaRelations@CVREnergy.com or Tom Johnson or Chuck Burgess Abernathy MacGregor Group 212-371-5999